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                                                                     EXHIBIT 1.1


                             JOINT FILING AGREEMENT


Each of the undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. Each of the undersigned acknowledge that each undersigned is responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning such undersigned contained therein, but is not responsible for the completeness and accuracy of the information concerning each other undersigned except to the extent that such undersigned knows or has reason to believe that such information is inaccurate.

Dated as of: May 22, 1998


                                    KENNETH S. GROSSMAN

                                    /s/ Kenneth S. Grossman
                                    -----------------------------------------
                                    By: Kenneth S. Grossman



                                    OAKTREE CAPITAL MANAGEMENT, LLC

                                    /s/ Kenneth Liang
                                    -----------------------------------------
                                    By:    Kenneth Liang
                                    Title: Managing Director and General Counsel



                                    OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                                    By:  Oaktree Capital Management, LLC
                                    Its: General Partner

                                    /s/ Kenneth Liang
                                    -----------------------------------------
                                    By:    Kenneth Liang
                                    Title: Managing Director and General Counsel